UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2022

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St.,Suite 400 Phoenix, AZ 85008
(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCTW	OTC Markets Group Inc.

(1)	Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Right of Shareholders.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2022, WillScot Mobile Mini Holdings Corp. (the “Company”) filed a certificate of amendment with the Secretary of State of the State of Delaware amending the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to declassify the Company’s board of directors and provide for the immediate annual election of all directors. The declassification amendment (the “Amendment”) was described in detail in proposal 1 included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2022 (the “Proxy Statement”). At the Company’s annual meeting of stockholders held on June 3, 2022 (the “Annual Meeting”), the stockholders approved the Amendment.

The certificate of amendment of the Certificate of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on four proposals. The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Proposal 1: Approve an Amendment to the Certificate of Incorporation of the Company to Immediately Declassify the Board of Directors

The stockholders approved an amendment to the Certificate of Incorporation of the Company to declassify the Board. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
199,910,484	31,062	53,193	8,785,636

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
208,748,968	14,397	17,010	—

Proposal 3: Approval, by Advisory Vote, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory and non-binding basis, the compensation of the named executive officers of the Company. The results of the vote taken are as follows:

For	Against	Abstain	Broker Non-Vote
172,524,138	27,403,926	66,675	8,785,636

Proposal 4A: Election of Directors

The stockholders voted for all eleven of management’s nominees for election as directors to serve for a term that shall expire at the 2023 annual meeting of stockholders or until their successors are elected and qualified. The results of the vote taken are as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Mark S. Bartlett	192,801,213	7,153,212	40,314	8,785,636
Erika T. Davis	196,650,178	3,304,203	40,358	8,785,636
Sarah R. Dial	198,998,552	955,829	40,358	8,785,636
Jeffrey S. Goble	195,766,193	4,186,754	41,792	8,785,636
Gerard E. Holthaus	198,856,880	1,097,051	40,808	8,785,636
Kimberly J. McWaters	199,571,788	382,596	40,355	8,785,636
Erik Olsson	191,983,354	7,970,349	41,036	8,785,636
Rebecca Owen	196,278,608	3,675,770	40,361	8,785,636
Jeff Sagansky	195,836,586	4,116,737	41,416	8,785,636
Bradley L. Soultz	199,590,335	364,131	40,273	8,785,636
Michael W. Upchurch	199,589,578	364,114	41,047	8,785,636

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of Certificate of Incorporation, filed June 3, 2022 with the Secretary of State of the State of Delaware.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: June 3, 2022	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG